As filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0355609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

(345) 949-8066

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

Seagate Technology Employee Stock Purchase Plan

(Full Title of the Plan)

William D. Watkins

Chief Executive Officer and President Seagate Technology

920 Disc Drive

P.O. Box 66360

Scotts Valley, California 95067

Copy to:

Stephen W. Fackler, Esq.

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

(650) 849-5385

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Statement Fee
Seagate Technology Employee Stock Purchase Plan (as Amended and Restated), Common Shares, par value $0.00001 per share	10,000,000	$22.02	$220,200,000	$23,561.40

(1)	This Registration Statement covers, in addition to the number of Common Shares stated above, an indeterminate number of options and rights to acquire Common Shares.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover the additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3)	Estimated solely for the purposes of this offering under Rule 457(c) and Rule 457(h) under the Securities Act. The Seagate Technology Employee Stock Purchase Plan established a purchase price equal to 85% of the fair market value of the registrant’s common shares, and, therefore, for registration purposes, the price for the shares under this plan is based on 85% of the high ($26.35) and low ($25.47) price per share of the Registrant’s Common Shares, as reported on the New York Stock Exchange on December 12, 2006.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Registrant”), relating to an additional 10,000,000 of its common shares, par value $0.00001 per share (the “Common Shares”), issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Employee Stock Purchase Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (Registration No. 333-101789, the “Registration Statement”) filed by the Registrant on December 12, 2002 with the Securities and Exchange Commission (the “Commission”) related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scotts Valley, State of California, on December 15, 2006.

By:	/s/ WILLIAM L. HUDSON
William L. Hudson
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, whose signatures appear below, hereby constitute and appoint William D. Watkins, Charles C. Pope, and William L. Hudson and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM D. WATKINS William D. Watkins	Chief Executive Officer, President and Director (Principal Executive Officer)	December 15, 2006

/s/ CHARLES C. POPE Charles C. Pope	Chief Financial Officer (Principal Financial Officer)	December 15, 2006

/s/ PATRICK J. O’MALLEY Patrick J. O’Malley	Sr. Vice President, Corporate Finance and Treasurer (Principal Accounting Officer)	December 15, 2006

/s/ WILLIAM W. BRADLEY William W. Bradley	Director	December 15, 2006

/s/ FRANK J. BIONDI Frank J. Biondi	Director	December 15, 2006

/s/ JAMES A. DAVIDSON James A. Davidson	Director	December 15, 2006

/s/ MICHAEL R. CANNON Michael R. Cannon	Director	December 15, 2006

/s/ DONALD E. KIERNAN Donald E. Kiernan	Director	December 15, 2006

/s/ STEPHEN J. LUCZO Stephen J. Luczo	Director	December 15, 2006

/s/ DAVID F. MARQUARDT David F. Marquardt	Director	December 15, 2006

/s/ LYDIA MARSHALL Lydia Marshall	Director	December 15, 2006

/s/ C.S. PARK C.S. Park	Director	December 15, 2006

/s/ GREGORIO REYES Gregorio Reyes	Director	December 15, 2006

/s/ JOHN W. THOMPSON John W. Thompson	Director	December 15, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion re legality.

23.1	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature pages to this Registration Statement).

99.1	Seagate Technology Employee Stock Purchase Plan.